UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2007

TechnoConcepts, Inc.
(Exact name of registrant as specified in charter)

Colorado	000-12382	84-1605055
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6060 Sepulveda Blvd., Suite 202
Van Nuys, CA 91411
(Address of principal executive offices) (Zip Code)

(818) 988-3364
Registrant’s telephone number, including area code

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

TechnoConcepts, Inc. (the “Company”) is in the process of preparing restatements of its:

•	audited consolidated financial statements as of September 30, 2005 and 2004, and for each of the fiscal years in the two-year period ended September 30, 2005; and

•
unaudited interim consolidated financial statements for each of the quarterly periods in the fiscal years ended September 30, 2005 and 2004, and for each of the first three quarters of the fiscal year ended September 30, 2006.

The Company’s annual report on Form 10-KSB for the fiscal year ended September 30, 2006 (the “2006 Form 10-KSB”) - which the Company expects to file with the U.S. Securities and Exchange Commission (the “SEC”) on or before January 16, 2007, the deadline for filing such report, as extended through the Company’s filing of a Form 12b-25, Notification of Late Filing, filed on January 3, 2007 - will include: (i) note disclosure as to the nature, amounts and effects of the restatements of the previously issued financial statements; (ii) the restatement impact on the Company’s financial statements for each of the fiscal years ended September 30, 2005 and 2004; (iii) unaudited restated summary quarterly financial data for each of the first three quarters of fiscal years 2004, 2005 and 2006; and (iv) disclosure in the Management’s Discussion and Analysis of Financial Condition and Results of Operations, the Business section and other appropriate sections of the 2006 Form 10-KSB relating to such restatements. Because the Company would not be able to amend its prior periodic reports containing the financial statements to be restated without unreasonable effort or expense, the Company made a request of the SEC staff to address the restatements in this manner.

Item 4.02 of this current report on Form 8-K contains additional information about the adjustments to the Company’s prior period consolidated financial statements and is incorporated herein by reference.

Item 2.06 Material Impairments

The Company has determined to restate its prior period consolidated financial statements listed in Item 2.02 of this current report on Form 8-K to, among other things, record material impairment charges to certain intellectual property and other intangible assets, as well as to goodwill.

Item 4.02 of this current report on Form 8-K contains additional information about such charges and the amounts thereof and is incorporated herein by reference.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

Following the receipt of, and response to, a series of comment letters from the staff of the SEC’s Division of Corporation Finance, the Company’s management has determined that the Company should restate its:

•	audited consolidated financial statements as of September 30, 2005 and 2004, and for each of the fiscal years in the two-year period ended September 30, 2005; and

•
unaudited interim consolidated financial statements for each of the quarterly periods in the fiscal years ended September 30, 2005 and 2004, and for each of the first three quarters of the fiscal year ended September 30, 2006 -

to make the adjustments described below to such financial statements. The adjustments are as follows:

(1)	the recording of consultancy expense of $1,169,429 in the quarterly period ended December 31, 2003, that was originally recorded in the quarterly period ended March 31, 2004;

(2)
the write-off, as of the time of acquisition in February 2004, of two expired provisional patents, as well as trademarks, acquired in connection with the Company’s acquisition of TechnoConcepts, Inc., a Nevada corporation (“TCI Nevada”), with an aggregate book value of approximately $1.0 million;

(3)
the write-off, as of September 30, 2005, of all other intellectual property and other intangible assets acquired in connection with the acquisition of TCI Nevada, with an aggregate book value of approximately $7.0 million; and

(4)
the write-off, as of September 30, 2005, of goodwill in an incremental amount of $5,663,629, such goodwill having been recorded in connection with Company’s acquisition of all of the assets of Asante Technologies, Inc. in June 2005.

With respect to item (1) above, the Company’s management has determined that the consultancy expense should have been recorded in the quarterly period ended December 31, 2003, as this was when the Company agreed to issue shares of its common stock in consideration for the related consulting services.

With respect to items (1) and (2), the Company acquired the intellectual property and other intangible assets in question in connection with the acquisition of TCI Nevada. That transaction was accounted for as a “reverse acquisition,” such that TCI Nevada’s initial capitalization of those assets (in connection with TCI Nevada’s acquisition of such assets in May 2003) was unaffected by the transaction. The assets consist principally of semiconductor circuit “architecture.” Semiconductor “architecture” refers to the structural design of semiconductor material, which determines the electrical conductivity of the semiconductor materials and how the electrical conductivity is controlled. While the Company’s management has determined that TCI Nevada’s initial capitalization of this intellectual property and other intangible assets was appropriate, management has concluded that:

•
The Company should have charged to expense, at the time of the completion of the acquisition in February 2004, the two expired provisional patents, with a book value of $0.9 million, as such provisional patents were effectively part of an ongoing research and development effort at the time of the reverse acquisition.

•
The Company should have charged to expense, at the time of the completion of the acquisition in February 2004, the acquired trademarks, with a book value of approximately $0.1 million, as such trademarks had no significant “brand value” and were unlikely to make a significant direct contribution to future cash flows.

•
The Company should have recorded an impairment charge equal to the full book value of the other intellectual property and intangible assets, approximately $7.0 million, as of September 30, 2005, as a result of the absence of revenue-generating contracts following the Company’s conducting demonstrations of the technology in July 2005 for potential industry partners, from whom it was hoped that funding would be provided for further research and development projects to produce commercial products utilizing the technology.

With respect to item (4) above, the Company’s consolidated financial statements for the fiscal year ended September 30, 2005 reflect the recording of an impairment charge of $529,162 with respect to the goodwill recorded in connection with the acquisition of all of the assets of Asante Technologies, Inc. in June 2005. The Company has determined that it should have recorded an impairment charge equal to the full book value of the goodwill at that time, in the amount of $6,192,791, based on the recognizable trend, as of September 30, 2005, of declining net sales of this business.

On January 5, 2007, the audit committee of the Company’s board of directors agreed with management’s determination that the Company’s consolidated financial statements for the periods indicated above should be restated to make the adjustments indicated above. The audit committee has discussed this conclusion with the Company’s independent registered public accounting firm.

In light of the foregoing, the Company has concluded that its consolidated financial statements for the above-referenced periods should no longer be relied upon. This conclusion was reached by the audit committee on January 5, 2007, following the recommendation of the Company’s management and discussion with the Company’s independent registered public accounting firm. The adjustments will result in the reduction of the value of intangible assets and goodwill as shown on the Company’s balance sheet, as well as a corresponding reduction in additional paid-in capital, but will not affect previously reported cash flows.

The Company is currently evaluating the impact of the matters described above on its internal control over financial reporting and its disclosure controls and procedures, and expects to disclose its conclusions and remedial actions in its annual report on Form 10-KSB for the fiscal year ended September 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechnoConcepts, Inc.

Date: January 11, 2007	By:	/s/ Michael Handelman
Name: Michael Handelman
Title: Chief Financial Officer